UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

PRIMO WATER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34850	82-1161432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Cherry Street Suite 501 Winston-Salem, NC 27101
(Address of Principal Executive Offices)(Zip Code) Registrant’s telephone number, including area code: 336-331-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As disclosed below, effective May 19, 2017, Primo Water Corporation, a Delaware corporation (formerly named “New PW Holdco, Inc.”) (the “Company”), became the successor issuer to Primo Water Operations, Inc., a Delaware corporation (formerly named “Primo Water Corporation”) (the “Predecessor”), as a result of an internal reorganization designed to create a holding company structure. This Current Report on Form 8-K is being filed for the purpose of establishing the Company as the successor issuer of the Predecessor pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters. Pursuant to Rule 12g-3(a) under the Exchange Act, the shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) are deemed registered under Section 12(b) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On May 18, 2017, the Company completed an internal reorganization (the “Reorganization”) pursuant to which the Predecessor became a direct, wholly-owned subsidiary of the Company. The Reorganization created a holding company structure and was required by the Credit and Guaranty Agreement, dated December 12, 2016, by and among the Predecessor and certain of its subsidiaries, various lenders party thereto and Goldman Sachs Bank USA, as administrative agent.

To implement the Reorganization, the Predecessor formed the Company and the Company, in turn, formed New PW Merger Sub, Inc. (“Merger Sub”). Merger Sub then merged with and into the Predecessor (the “Merger”) in accordance with Section 251(g) of the Delaware General Corporation Law (the “DGCL”) and pursuant to that certain Agreement and Plan of Merger, dated as of May 18, 2017, by and among the Holding Company, the Predecessor and Merger Sub (the “Merger Agreement”). The Predecessor survived the Merger as a direct, wholly-owned subsidiary of the Company and each share of common stock, par value $0.001, of the Predecessor (“Predecessor Common Stock”) issued and outstanding immediately prior to the Merger automatically converted into an equivalent corresponding share of Common Stock having the same designations, rights, powers and preferences and the same qualifications, limitations and restrictions as the corresponding share of Predecessor Common Stock being converted. Accordingly, upon consummation of the Merger, the Predecessor’s stockholders and other equity holders immediately prior to the consummation of the Merger became stockholders and equity holders, as applicable, of the Company. The former stockholders of the Predecessor will not recognize gain or loss for U.S. federal income tax purposes as a result of the conversion of their shares in the Merger.

In connection with the Merger, on May 18, 2017, the Company also entered into a Compensation Plan and Warrant Assignment Agreement (the “Assignment Agreement”) with the Predecessor pursuant to which the Company assumed all of the Predecessor’s rights and obligations under all of its equity compensation plans (including sponsorship thereof) and any subplans, appendices or addendums thereto, including all rights and obligations with respect to the Primo Water Corporation 2004 Stock Option Plan, the Primo Water Corporation Amended and Restated 2010 Omnibus Long-Term Incentive Plan and the Primo Water Corporation 2010 Employee Stock Purchase Plan (collectively, the “Compensation Plans”), and all issued and outstanding stock options to purchase shares of Predecessor Common Stock (“Stock Options”), rights to acquire or vest in a share of Predecessor Common Stock (“Stock Units”) and each other outstanding award of an equity instrument for Predecessor Common Stock issued thereunder or granted by the Predecessor (“Other Equity Award”). At the Effective Time (as defined in the Assignment Agreement), each Stock Unit, Stock Option and Other Equity Award was converted into (i) with respect to each Stock Unit, a right to acquire or vest in the same number of shares of Common Stock, (ii) with respect to each Stock Option, an option to purchase a share of Common Stock at an exercise price per share equal to the exercise price per share of Predecessor Common Stock subject to such Stock Option immediately prior to the consummation of the Merger and (iii) with respect to each Other Equity Award, a right to acquire or vest in, on otherwise the same terms and conditions as were applicable under the applicable Compensation Plan or award agreement, the same number and type of equity interests of the Company as of the Predecessor immediately prior to the consummation of the Merger. Named executive officers and other officers participate in certain of the Compensation Plans. Pursuant to the Assignment Agreement, the Company also assumed all of the issued and outstanding warrants to purchase shares of Predecessor Common Stock, such that each such warrant was converted into a right to purchase an equal number of shares of Common Stock. At the Effective Time, the Compensation Plans and award agreements governing the Stock Options, Stock Units and Other Equity Awards, and any provision of any other compensatory plan, agreement or arrangement providing for the grant or issuance of shares of Predecessor Common Stock were automatically deemed to be amended to the extent necessary or appropriate to provide that references to the Predecessor in such awards, documents and provisions will be read to refer to the Company and references to shares of Predecessor Common Stock in such awards, documents and provisions will be read to refer to shares of Common Stock.

Pursuant to Section 251(g) of the DGCL, the Merger did not require a vote of the stockholders of the Predecessor. On May 18, 2017, prior to the consummation of the Merger, the Company adopted an amended and restated certificate of incorporation (the “Amended and Restated Company Charter”) and previously adopted bylaws (the “Company Bylaws”) that are identical to those of the Predecessor’s Sixth Amended and Restated Certificate of Incorporation (the “Predecessor Charter”) and Amended and Restated Bylaws in effect immediately prior to the consummation of the Merger (other than provisions regarding certain technical matters, as permitted by Section 251(g) of the DGCL).

The conversion of Predecessor Common Stock occurred automatically without an exchange of stock certificates. After the Merger, stock certificates that previously represented shares of Predecessor Common Stock now represent the same number of shares of Common Stock. Effective upon the consummation of the Merger, Common Stock was listed on The Nasdaq Global Market (“Nasdaq”) and traded on an uninterrupted basis under the symbol “PRMW” with the same CUSIP number as Predecessor Common Stock and the Predecessor Common Stock was delisted.

Following consummation of the Merger, the executive officers and directors of the Company are the same individuals that served as the executive officers and directors of the Predecessor immediately prior to the Merger. Each director of the Company was appointed to the same class and the same committees that such director previously served on as a director of the Predecessor.

The foregoing descriptions of the Merger Agreement and the Assignment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and the Assignment Agreement, copies of which are filed as Exhibit 2.1 and Exhibit 10.1 hereto, respectively, and the full texts of which are incorporated by reference herein.

Item 3.03	Material Modification of Rights of Security Holders.

Upon consummation of the Merger, each share of Predecessor Common Stock issued and outstanding immediately prior to the Merger automatically converted into an equivalent corresponding share of Common Stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of Predecessor Common Stock that was converted.

The information set forth in the Explanatory Note, Item 1.01 and Item 5.03 is hereby incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The information set forth in Item 1.01 above relating to the directors and executive officers of the Company and the Predecessor following the Reorganization is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon the effectiveness of the Merger, the Predecessor Charter was amended (the “Predecessor Charter Amendment”) to (i) change the name of the Predecessor to Primo Water Operations, Inc., (ii) decrease the authorized number of shares of Predecessor Common Stock from 70,000,000 shares to 100 shares and the authorized number of shares of preferred stock, par value $0.001 per share, from 10,000,000 shares to 100 shares. In addition, as required by Section 251(g) of the DGCL for mergers effected pursuant to such provision, the Predecessor Charter, as amended by the Predecessor Charter Amendment, provides that any act or transaction by or involving the Predecessor, as the surviving corporation of the Merger, other than the election or removal of directors, that requires for its adoption under the DGCL or the Predecessor Charter the approval of the stockholders of the Predecessor shall require the approval of the stockholders of the Company by the same vote as is required by the DGCL and/or the Predecessor Charter.

On May 18, 2017, the Company adopted the Amended and Restated Company Charter and the Company Bylaws, which are identical to the corresponding documents of the Predecessor immediately prior to the consummation of the Merger (other than provisions regarding certain technical matters, as permitted by Section 251(g)). The Company has the same authorized capital stock and the designations, rights, powers and preferences of such capital stock, and the qualifications, limitations and restrictions thereof are the same as that of the Predecessor’s capital stock immediately prior to the Merger.

The Amended and Restated Company Charter and the Company Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated May 18, 2017, by and among Primo Water Corporation, Primo Water Operations, Inc. and New PW Merger Sub, Inc.

3.1	Amended and Restated Certificate of Incorporation of Primo Water Corporation.

3.2	Bylaws of Primo Water Corporation.

4.1	Specimen Certificate representing shares of common stock of Primo Water Corporation.

4.2	Amendment to Sixth Amended and Restated Certificate of Incorporation of Primo Water Operations, Inc. (contained in Certificate of Merger).

10.1	Compensation Plan and Warrant Assignment Agreement, dated May 18, 2017, by and between Primo Water Corporation and Primo Water Operations, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMO WATER CORPORATION

Date: May 19, 2017	By:	/s/ Mark Castaneda
Name: Mark Castaneda
Title: Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported:	Commission File No:
May 18, 2017	001-34850

PRIMO WATER CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated May 18, 2017, by and among Primo Water Corporation, Primo Water Operations, Inc. and New PW Merger Sub, Inc.

3.1	Amended and Restated Certificate of Incorporation of Primo Water Corporation.

3.2	Bylaws of Primo Water Corporation.

4.1	Specimen Certificate representing shares of common stock of Primo Water Corporation.

4.2	Amendment to Sixth Amended and Restated Certificate of Incorporation of Primo Water Operations, Inc. (contained in Certificate of Merger).

10.1	Compensation Plan and Warrant Assignment Agreement, dated May 18, 2017, by and between Primo Water Corporation and Primo Water Operations, Inc.